Exhibit 32
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
The undersigned, the Chief Executive Officer and the Chief Financial Officer of Grubb & Ellis Company (the “Company”), each hereby certifies that to his knowledge, on the date hereof:
(a) the Quarterly Report on Form 10-Q of the Company for the period ended September 30, 2010 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and
(b) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Thomas P. D’Arcy
Thomas P. D’Arcy
Chief Executive Officer November 10, 2010

/s/ Michael J. Rispoli
Michael J. Rispoli
Chief Financial Officer November 10, 2010